Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Independent Bank Group, Inc. of our report dated October 2, 2019 on the consolidated financial statements of Guaranty Bancorp, which is included in the Current Report on Form 8-K filed by Independent Bank Group, Inc. on January 21, 2020. We also consent to the reference to us under the heading “Experts” in the prospectus.

Crowe LLP
Oak Brook, Illinois
June 12, 2020